Installment Note THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION OR PROSPECTUS REQUIREMENTS AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND CANADIAN SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY. Original Issue Date: November 7, 2024 Funding Amount $ 1,920,000 Final Maturity Date: August 14, 2025 Original Principal Amount: $ 2,780,000 GOLD FLORA CORPORATION INSTALLMENT NOTE THIS INSTALLMENT NOTE is a duly authorized and validly issued promissory note of Gold Flora Corporation, a Delaware corporation (the “Company”), designated as its secured installment note (the “Note”). FOR VALUE RECEIVED, the Company promises to pay to J.J. Astor & Co., or its registered assigns (the “Lender” or the “Holder”), the $2,780,000 Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in forty (40) weekly installments of $69,500 each (the “Weekly Installments”) commencing on November 14, 2024 and thereafter on each Scheduled Payment Date (as defined below) until the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions: Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings: “Acceleration Event” shall have the meaning as that term is defined in the Loan Agreement. “Acceleration Notice” shall have the meaning as that term is defined in the Loan .Agreement. “Additional Notes” shall mean this Note and up to two additional Notes in the same Original Principal Amount. “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing. “Business Day” shall have the meaning as that term is defined in the Loan Agreement. “Capital Lease Obligations” means the aggregate capitalized amount of obligations under any lease of property, plant, equipment, or intangible asset that, in accordance with GAAP, would be capitalized on a balance sheet. “Cboe Exchange” shall have the meaning as that term is defined in the Loan Agreement. “Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of a Note), (b) the Company or its Significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its Significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its Significant Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Significant Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one- half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. “Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary {01376984.DOCX.1} Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the Holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith. “Conversion Notice” shall have the meaning as that term is defined in Section 5(b) of this Note. “Conversion Price” shall have the meaning as that term is defined in the Loan Agreement. “Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement. “Default Amount” means, with respect to the Note, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note by (y) 110%, plus (2) all other amounts, costs, and expenses due under or in respect of this Note, if any. “Escrow Agreement” shall have the meaning as that term is defined in the Loan Agreement. “Event of Default” shall have the meaning set forth in Section 5(a) of this Note. “Exchange” shall have the meaning as that term is defined in the Loan Agreement. “Grace Period” shall mean seven (7) Business Days from the date any Outstanding Principal Amount of the Notes shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by mandatory prepayment, acceleration or otherwise). “Hedging Agreements” shall mean interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements designed to protect a Person against fluctuations in interest rates or currency exchange rates. “Indebtedness” means, with respect to any Loan Party, without duplication, (a) all indebtedness of such Loan Party for borrowed money; (b) all obligations of such Loan Party for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Loan Party’s business); (c) all obligations of such Loan Party evidenced by bonds, debentures, notes or other similar instruments; (d) all reimbursement, payment or other obligations and liabilities of such Loan Party created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Loan Party, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Loan Party; (f) all obligations and liabilities, contingent or otherwise, of such Loan Party, in respect of letters of credit, acceptances and similar facilities other than obligations Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} and liabilities that are cash collateralized on terms reasonably satisfactory to the Lender; (g) all net obligations and liabilities, calculated in accordance with accepted practice, of such Loan Party under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent obligations; and (j) all obligations referred to in clauses (a) through (i) of this definition of another Loan Party secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Loan Party, even though such Loan Party has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Loan Party in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, and (iii) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP. For the avoidance of doubt, “Indebtedness” shall exclude operating leases. “Initial Note” as defined in the Loan Agreement, means the Note issued on the Closing Date in the Original Principal Amount of $9,295,000. “Loan Agreement” means the Loan Agreement, dated as of August 27, 2024 by and among the Company and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms. “Loan Party” means the individual or collective reference to the Company and each Subsidiary Guarantor. “Maturity Date” shall have the meaning set forth in the second paragraph of this Note. “Maximum Conversion Shares” shall have the meaning as set forth in the Loan Agreement. “Maximum Conversion Percentage” shall have the meaning as set forth in the Loan Agreement. “Minimum Installment Payment” has the meaning set forth in Section 2(a) of this Note. “Notes” shall mean the collective reference to the Initial Note, this Note and all other Additional Notes issued by the Company to the Lender. “Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note. “Original Principal Amount” means $2,780,000 as set forth on the first page of this Note “Outstanding Principal Amount” means at any point in time the Original Principal Amount less all Minimum Installment Payments made or any prepayment(s) of this Note; provided that from and after the occurrence of an Event of Default the Outstanding Principal Amount shall be the Default Amount. Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} “Payment Amount” means, at any point in time with respect to any Notes at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments and any prepayments made, if any, plus (c) all other amounts, costs, and expenses due under or in respect of this Note. “Pledge Agreement” shall have the meaning as set forth in the Loan Agreement. “Registration Rights Agreement” shall have the meaning as that term is defined in the Loan Agreement. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Scheduled Payment Date" means, Thursday of each week from and after the Original Issue Date, commencing with November 14, 2024 and continuing on each of the following Thursday for thirty-nine (39) consecutive weeks. “Significant Subsidiary” shall have the meaning as that term is defined in Rule 1-02(w) of Regulation S-X) “Subsidiary Guarantees” shall have the meaning as that term is defined in the Loan Agreement. “Trading Market” means any of the markets or Exchanges referred to in the Loan Agreement on which the Common Stock is or may be listed for trading or quoted on the date in question. “Transfer Agent Instructions” shall have the meaning as that term is defined in the Loan Agreement. “Utah Courts” shall have the meaning set forth in Section 6(d). Section 2. Payment, Prepayment; Interest. (a) On each Scheduled Payment Date, the Company shall make a payment of the principal under this Note in an amount of $69,500 for forty (40) consecutive weeks (each a “Minimum Installment Payment”) until the entire Outstanding Principal Amount shall have been paid in full. On the Maturity Date, the entire Outstanding Principal Amount shall become immediately due and payable. (b) The Company may prepay this Note in full at any time after the Original Issue Date in an amount equal to the Outstanding Principal Amount. The Company shall give the Lender not less than five (5) days advance notice of its intention to prepay this Note. (c) From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at ten percent (10%) per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily until payment in full of the Default Amount. Section 3. Registration of Transfers and Exchanges. Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} (a) Different Denominations. This Note is exchangeable for an equal aggregate Outstanding Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. (b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations. (c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. Section 4. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Lender or any subsequent holder of outstanding Notes (together with the Lender, the “Holders”) shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiary Guarantors to, directly or indirectly: (a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of Holders of Note; (b) issue, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock, except for Exempt Issuances, provided that such payments or acquisitions shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default shall exist; (c) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, except for (i) the Indebtedness to the Lender; (ii) trade indebtedness or obligations incurred in the normal course of business on ordinary terms to vendors, suppliers, or other persons providing goods and services for use by any Loan Party, (iii) Exempt Issuances, and (iv) Indebtedness of any Loan Party referenced in Section 3.01(r) of the Disclosure Schedules to the Loan Agreement; provided in the case of clauses (ii) and (iii), that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default shall exist; (d) grant or suffer to exist any Liens on its property or assets, other than Permitted Liens; (e) amend or modify the agreed upon form of Transfer Agent Instructions, unless required by applicable securities laws or the rules of any Exchange on which the Common Stock is then traded. (f) pay cash dividends or make any distributions on any equity securities of the Company, other than (i) pursuant to existing agreements or to service existing obligations with employees, shareholders or members of any Loan Party, (ii) any Loan Party may declare and make dividend payments or other distributions to any other Loan Party in the ordinary course of business, and (iii) Permitted Tax Distributions; Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} (g) enter into any material transaction with any Affiliate of the Company, other than (i) transactions made on an arm’s-length basis upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non- affiliated entity or individual, (ii) payment to employees and officers of compensation (including bonuses) and employee benefits in the ordinary course of business, and employee severance arrangements entered into with directors, officers, managers, consultants or employees in the ordinary course of business, (iii) payment of directors' fees in the ordinary course of business, (iv) the reimbursement of out of pocket costs and expenses for employees, directors, officers and consultants in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans in the ordinary course of business, (vi) transactions disclosed on the Disclosure Schedules to the Loan Agreement, and (vii) payments of rent to any landlord that is an Affiliate of any Loan Party pursuant to the terms of any lease agreement in effect with such landlord; or (h) enter into any agreement or commitment with respect to any of the foregoing. Section 5. Events of Default. (a) “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) in each case, beyond any applicable cure or grace periods as set forth herein: (i) any default in the payment or prepayment of any Outstanding Principal Amount of the outstanding Notes as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by mandatory prepayment, acceleration or otherwise) which default, solely in the case of required payment of principal on any Scheduled Payment Date, is not cured within the Grace Period; provided, however, that the Company acknowledges and agrees that there shall be a maximum of only five (5) Grace Periods allowed over the forty (40) Weekly Installment payments under this Note; (ii) the Company shall fail to observe or perform any other covenant or agreement contained in Section 4 of this Note, which failure is not cured, if possible to cure, within the earlier to occur of (A) thirty (30) days after the earlier of (x) notice of such failure sent by the Holder to the Company or (y) the Company becoming aware of such failure; (iii) any material representation or warranty made in the Loan Agreement, this Note, the Subsidiary Guarantee, the Pledge Agreement or the Registration Rights Agreement shall be untrue or incorrect in any material respect as of the date when made; (iv) the Company or any Subsidiary Guarantor shall be subject to a Bankruptcy Event; (v) the Company shall be a party to any Change of Control Transaction; or (vi) the Common Stock shall have ceased to be listed or quoted on a Trading Market for a period fifteen (15) consecutive calendar days. Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

(b) Remedies Upon Event of Default. If any Acceleration Event occurs and is continuing (beyond any applicable Grace Period or other cure periods), this Note shall become, at the Holder’s election, accelerated and immediately due and payable in the Default Amount. Following such acceleration, the Holder shall be entitled to exercise all of its rights and remedies under this Note and under the other Transaction Documents. In addition, following such acceleration and subject to Section 4.10 of the Loan Agreement and the limitations and requirements imposed by the Cboe Exchange and any other Trading Market (including with respect to limitations on the Maximum Conversion Percentage, the creation of a new Insider (as defined in the policies of the Exchange) and any requirements to obtain security holder approval) the Holder shall, have the right, in the exercise of its sole discretion, and upon prior written notice to the Company of its intention to convert all or any portion of this Note and all or any portion of any outstanding Additional Note into Conversion Shares up to the Maximum Conversion Shares (a “Conversion Notice”). Accordingly, the Holder may receive any combination of cash and Conversion Shares. Notwithstanding anything to the contrary contained in this Note, the Company and the Lender hereby agree to follow the conversion procedures set forth in Section 4.01 of the Loan Agreement. In addition, the Holder shall provide the Company with not less than three (3) Business Days prior written notice of its intent to deliver a Written Direction (as defined in the Escrow Agreement) to the Escrow Agent instructing the Escrow Agent to deliver the Escrow Property (as defined in the Escrow Agreement) to the Lender. The Company shall be entitled to pay in cash the then entire Outstanding Principal Amount of the Notes in accordance with Section 2(b) hereof and this Section 5(b) prior to any exercise of Lender’s rights under the Pledge Agreement, or in the case of Lender’s delivery of a Conversion Notice, the then Outstanding Principal Amount of the Notes being converted as set forth in the Conversion Notice, in accordance with Section 2(b) hereof and this Section 5(b) prior to any such conversion, in which case the Conversion Notice delivered by Lender shall be null and void. Upon the payment in full of the Default Amount in either cash or Conversion Shares, or any combination thereof, in accordance with the terms of the outstanding Notes, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind except as otherwise set forth herein or in any other Transaction Document, and thereafter, the Holder may immediately (following the expiration of any notice, grace or cure periods set forth herein or in any Transaction Document) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to (i) any conversion of all or any portion of the Notes, in which case the applicable Conversion Notice delivered by Lender shall be null and void, (ii) any exercise of Lender’s rights under the Pledge Agreement, in which case the Holder shall immediately notify the Escrow Agent that any Written Direction (as defined in the Escrow Agreement) delivered to the Escrow Agent is null and void, or (iii) payment of the Obligations hereunder, in which case the Holder shall have all rights as a Holder of the Notes until such time, if any, as the Holder receives full payment pursuant to this Section 5(b), in which case the Holder shall immediately notify the Escrow Agent via a Written Direction (as defined in the Escrow Agreement) to deliver the Escrow Property (as defined in the Escrow Agreement) to the Company. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. As set forth in the Registration Rights Agreement, the Company has registered or shall register with the Commission for resale under the Securities Act an aggregate number of shares of Common Stock as shall be determined by (a) dividing 200% of an amount equal to 110% of the outstanding principal amount of the Note by (b) the Conversion Price then in effect, without restriction thereunder within 90 days thereafter. Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document, if, following Holder’s acceleration of this Note after the occurrence and during the continuation of an Event of Default (beyond any applicable cure periods), Holder elects to conduct a sale of any Subject Collateral (as defined in the Pledge Agreement), the Holder agrees to consult in good faith with the Borrower and the other Loan Parties in order to achieve an orderly sale of such Pledged Collateral in order to maximize the recovery by Holder of such Subject Collateral. Section 6. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. (b) Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company and is secured by the Subsidiary Guarantee and, if the Lender elects to accelerate the Notes for payment after the occurrence and during the continuation of an Event of Default beyond any grace period for cure, by the Pledge Agreement and ranks pari passu with all other Notes (if any) now or hereafter issued under the terms of the Loan Agreement. (c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Outstanding Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt by the Company of (i) evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company, and (ii) a note affidavit reasonably acceptable to the Company, which contains a customary indemnity by the Holder for any misrepresentations contained therein. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Note. (d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with {01376984.DtOhCeXi.n1}ternal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding. (e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing. (f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. (g) Remedies, Characterizations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). (h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. Section 7. Amendments; Waivers. Any modifications, amendments or waivers of the provisions Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

{01376984.DOCX.1} hereof shall be subject to Section 5.05 of the Loan Agreement. Section 8. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election. Section 9. Cannabis Laws. Section 5.20 of the Loan Agreement is hereby incorporated herein in its entirety, mutatis mutandis. Balance of this page left blank – signature page follows Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E

IN WITNESS WHEREOF, the Company has caused this Installment Note to be duly executed by a duly authorized officer as of the date and year first above indicated. GOLD FLORA CORPORATION By: Name: Laurie Holcomb Title: Chief Executive Officer {01376984.DOCX.1} Docusign Envelope ID: B8DF311A-C272-40B7-96DF-88394226122E